UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 18, 2019 (June 14, 2019)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $.01	CAR	The NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2019, Avis Budget Group, Inc. (the “Company”) announced that Cathleen DeGenova will be appointed as the Company’s Chief Accounting Officer, replacing David T. Calabria. Ms. DeGenova’s appointment will be effective the day after the Company files its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019. Mr. Calabria will assume the role of Treasurer of the Company as well as oversight responsibility for Corporate Financial Planning & Analysis and Investor Relations.

Ms. DeGenova, age 57, has been a Vice President of the Company overseeing External Reporting and Technical Accounting since April 2018. Ms. DeGenova previously held the title of Director of External Reporting & Technical Accounting from June 2013, when she joined the Company. Prior to joining the Company, Ms. DeGenova held similar roles at Zipcar, Inc., which the Company acquired in 2013, Charles River Labs and Millipore, and was an accountant with Ernst & Young. Ms. DeGenova is a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: June 18, 2019